UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026

Devon Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32318	73-1567067
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

THREE MEMORIAL CITY PLAZA
840 GESSNER ROAD, SUITE 1400
HOUSTON, Texas 77024
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 589-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	DVN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

DEVON ENERGY CORPORATION

DROP-IN FORM 8-K DISCLOSURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Devon Energy Corporation (the “Company” or “Devon”) has announced the following changes to its executive leadership team effective August 20, 2026:

●

Tom Hellman is Executive Vice President, Exploration & Production, leading the Anadarko, Eagle Ford, Marcellus and Rockies business units. Mr. Hellman previously served as the Company’s Senior Vice President, New Ventures.

●

Robert (Trey) Lowe III is Executive Vice President, Exploration & Production, leading the Permian business unit. Mr. Lowe previously served as the Company’s Executive Vice President and Chief Technology Officer.

●	Kevin Smith is Executive Vice President and Chief Technology Officer. Mr. Smith previously served as the Company’s Senior Vice President, Subsurface.

John Raines, the former Executive Vice President, Exploration & Production – Permian, and Michael DeShazer, the former Executive Vice President, Exploration & Production – Anadarko, Eagle Ford, Marcellus and Rockies, are leaving the Company as of September 1, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Adam M. Vela
Adam M. Vela
Senior Vice President and General Counsel

Date: August 20, 2026